                                                                    Exhibit 23.1
                                                                    ------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on this Form S-8 dated November 5, 1998 of Renaissance Worldwide, Inc. of our report dated February 12, 1998, except as to the "Stock Split and Authorized Shares" section of Note 10 which is as of March 24, 1998 and as to the poolings of interests of Neoglyphics Media Corporation and Triad Data, Inc. which are as of April 27, 1998, which appears on page 14 of Form 8-K dated November 5, 1998.


PricewaterhouseCoopers LLP
Boston, Massachusetts
November 5, 1998